Exhibit 99.1

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Consolidated Financial Statements
December 31, 2013 and 2012
(With Independent Auditors’ Report Thereon)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES

Independent Auditors’ Report

The Board of Directors and Stockholders
Resource Real Estate Opportunity REIT, Inc.:

We have audited the accompanying consolidated financial statements of Paladin Realty Income Properties, L.P. and subsidiaries (the Partnership), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, the related consolidated statements of operations, partners’ capital, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of the Partnership as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP
New York, New York
March 31, 2014

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2013 AND 2012

	December 31,
	2013	2012
ASSETS
Real Estate:
Building and improvements	$154,606,395	$173,902,628
Land	37,896,681	43,586,077
Furniture, fixtures and equipment	5,786,349	7,421,005
Tenant improvements	1,246,296	1,220,958
	199,535,721	226,130,668
Less: Accumulated depreciation and amortization	(24,336,416)	(22,817,144)
Total real estate, net	175,199,305	203,313,524
Cash and cash equivalents	11,908,319	8,962,453
Restricted cash	2,428,578	1,790,244
Prepaid expenses and other assets, net	1,615,970	2,270,860
TOTAL ASSETS	$191,152,172	$216,337,081

LIABILITIES AND CAPITAL
Liabilities:
Mortgages payable	$145,382,924	$166,940,695
Accrued expenses and other liabilities	3,397,103	3,317,932
Total liabilities	148,780,027	170,258,627

Capital:
Partners' Capital	32,970,737	34,110,754
Noncontrolling interests	9,401,408	11,967,700
Total Capital	42,372,145	46,078,454
TOTAL LIABILITIES AND CAPITAL	$191,152,172	$216,337,081

See notes to consolidated financial statements.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATION
For the years ended December 31, 2013 and 2012

	December 31,
	2013	2012
Revenues:
Rental income	$23,797,876	$23,059,292
Other income	2,785,456	2,661,666
Interest income	4,034	8,002
Total Revenues	26,587,366	25,728,960

Expenses:
Property operating expenses	9,974,611	9,503,412
Real property taxes	1,894,086	1,794,955
General and administrative expenses	538,612	557,923
Interest expense, including amortization of deferred loan costs	8,342,487	8,795,844
Depreciation and amortization expense	5,540,745	5,987,471
Property damage	368,111	—
Total Expenses	26,658,652	26,639,605

Loss before discontinued operations:	(71,286)	(910,645)

Income from discontinued operations	134,581	423,187
Gain from sale of real estate	13,328,620	—
Loan defeasance and related costs	(3,297,101)	—
Income from discontinued operations	10,166,100	423,187

Net income (loss)	10,094,814	(487,458)

Noncontrolling interests	(4,654,359)	401,305
Net income (loss) attributable to Partnership	$5,440,455	$(86,153)

See notes to consolidated financial statements.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
For the year ended December 31, 2013

			Noncontrolling	Total
	General Partner	Limited Partner	interest	Capital
BALANCE, DECEMBER 31, 2011	$34,884,019	$50,499	$13,330,589	$48,265,107
Contributions	4,800,987	—	—	4,800,987
Distributions	(5,526,608)	(11,990)	(961,584)	(6,500,182)
Net income	(85,981)	(172)	(401,305)	(487,458)
BALANCE, DECEMBER 31, 2012	$34,072,417	$38,337	$11,967,700	$46,078,454
Contributions	—	—	154,333	154,333
Distributions	(6,568,474)	(11,998)	(7,374,984)	(13,955,456)
Net income	5,429,574	10,881	4,654,359	10,094,814
BALANCE, DECEMBER 31, 2013	$32,933,517	$37,220	$9,401,408	$42,372,145

See notes to consolidated financial statements.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
For the years ended December 31, 2013 and 2012

	December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,094,814	$(487,458)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	5,854,464	7,013,838
Amortization of deferred loan costs	331,268	403,465
Gain on sale of real estate and defeasance of debt	(10,031,519)	—
Changes in operating assets and liabilities
(Increase) decrease in restricted cash	(208,673)	139,146
Increase in prepaid insurance and other assets	255,193	222,668
Increase (decrease) in accrued expenses and other liabilities	79,171	(366,782)
Net cash provided by operating activities	6,374,718	6,924,877

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for real estate and improvements	(2,367,064)	(3,750,895)
Net proceeds from sale of real estate	34,726,767	—
Decrease in restricted cash	(429,661)	210,649
Property insurance proceeds	—	1,455,450
Net cash provided by (used in) investing activities	31,930,042	(2,084,796)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from mortgage payable	—	13,000,000
Payments of mortgage payable	(21,557,771)	(14,984,105)
Deferred loan costs	—	(188,578)
Contributions from General Partner	—	4,800,987
Distributions to General Partner	(6,568,474)	(5,526,608)
Distributions to the Limited Partner	(11,998)	(11,990)
Contributions from noncontrolling interest	154,333	—
Distributions to noncontrolling interest	(7,374,984)	(961,584)
Net cash used in financing activities	(35,358,894)	(3,871,878)
Net increase in cash and cash equivalents	2,945,866	968,203
Cash and cash equivalents - beginning of period	8,962,453	7,994,250
Cash and cash equivalents - end of period	$11,908,319	$8,962,453

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$8,114,973	$9,602,899

See notes to consolidated financial statements.

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(1)	Organization and Purpose
Paladin Realty Income Properties, L.P. (a Delaware limited partnership) (the Partnership) was formed on October 31, 2003 to invest in a diversified portfolio of high quality investments, including real property investments and real estate related investments, focusing primarily on investments that produce current income in such a manner as to permit Paladin Realty Income Properties, Inc. (a Maryland corporation) (the General Partner) at all times to be classified as a real estate investment trust (REIT). The investments have included various types of real estate properties that are located throughout the United States of America. As of December 31, 2013 and 2012, the Partnership owned interests in 12 and 13 joint ventures, respectively, that own 13 and 14 income-producing properties, respectively. The Partnership was formed to operate until February 23, 2104 or upon the occurrence of certain dissolution events, as defined in the Partnership agreement.
Subject to certain restrictions and limitations, the business of the Partnership is managed by its affiliate Paladin Realty Advisors, LLC (the Limited Partner) pursuant to an amended and restated advisory agreement, dated July 28, 2012 (the Advisory Agreement). The Limited Partner supervises and manages the day‑to‑day operations of the Partnership and selects the real property investments and real estate related investments it makes, subject to oversight by the Board of Directors of the General Partner.
As of December 31, 2013 and 2012, the Limited Partner and the General Partner (collectively the Partners) held a 0.2% limited partnership interest and 99.8% general partnership interest in the Partnership, respectively.
On July 18, 2013, the General Partner and the Partnership entered into an Agreement and Plan of Merger (the Merger Agreement) with Resource Real Estate Opportunity OP, LP (Resource OP), the operating partnership of Resource Real Estate Opportunity REIT, Inc. (a Maryland corporation) (Resource), and RRE Charlemagne Holdings, LLC (a Delaware limited liability company), a wholly owned subsidiary of Resource OP (Merger Sub). The Merger Agreement, as amended, provides for the merger of the Partnership with and into Merger Sub (the Merger), with Merger Sub surviving as a wholly owned subsidiary of Resource OP. Resource will pay $51.2 million in cash, excluding certain transaction costs and subject to certain adjustments, including an adjustment for distributions to the Partnership differing from specified amounts made prior to the closing of the Merger from the joint venture that owns two office properties (the Merger Consideration). The Merger Consideration, together with the existing cash of the Partnership at the closing date, net of fees and expenses (the Distribution) will be distributed to the General Partner and the Limited Partner, as owners of the interests in the Partnership. The General Partner, which owns 99.8% of the interests in the Partnership, will distribute its portion of the Distribution, together with the existing cash of the General Partner at the closing date, to its shareholders and liquidate and dissolve. The remaining 0.2% of the Distribution will be paid to the Limited Partner. No fees, other than its proportional share of the Distribution, will be paid to the Limited Partner in connection with the Merger. The Merger is subject to customary closing conditions, including, among other things, the approval of the General Partner’s shareholders. On December 19, 2013, the Merger was submitted to a vote of the General Partner's stockholders and was thereby approved.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Except for fees and expenses payable by Resource OP and Merger Sub (collectively as the Buyer Parties), as set forth in the Merger Agreement, the Partnership is responsible for all third party fees and expenses payable in connection with the assumption of existing mortgages (Assumption Expenses) by the Buyer Parties; provided, however, that the Buyer Parties are responsible for 20% of the Assumption Expenses in excess of $1 million.

(2)	Summary of Significant Accounting Policies

a.	Basis of Consolidation
The accompanying financial statements of the Partnership have been prepared on a consolidated basis and include all the accounts of the Partnership and its wholly owned and controlled subsidiaries.
The Partnership consolidates any variable interest entities (VIEs) of which it has control (a) through voting rights or similar rights or (b) by means other than voting rights if the Partnership is the primary beneficiary, as defined below. When the Partnership does not have a controlling interest in an entity, but exerts significant influence over the entity, the Partnership applies the equity method of accounting. All intercompany balances and transactions have been eliminated in consolidation.
If an investment is determined to be a VIE, the Partnership performs an analysis to determine if the Partnership is the primary beneficiary of the VIE. U.S. generally accepted accounting principles (GAAP) require a VIE to be consolidated by its primary beneficiary. The primary beneficiary is the party that has a controlling financial interest in an entity. In order for a party to have a controlling financial interest in an entity it must have (1) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance, and (2) the obligation to absorb losses of an entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE.
The accompanying consolidated financial statements are prepared in accordance with GAAP. Revenues are recognized as earned, and expenses are recognized as incurred.

b.	Risks and Uncertainties
The Partnership is operating in a challenging and uncertain economic environment. Financial and real estate companies continue to be affected by the lack of liquidity in financial markets and the reduction in the willingness of financial institutions to make new loans and refinance or extend existing loans on similar terms and conditions.

c.	Noncontrolling Interests
Noncontrolling interests are presented and disclosed as a separate component of partners’ capital (not as a liability or other item outside of partners’ capital). Consolidated net income includes the noncontrolling interests’ share of income. All changes in the Partnership’s ownership interest in a subsidiary are accounted for as partners’ capital transactions if the Partnership retains its controlling financial interest in the subsidiary.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

As of December 31, 2013 and 2012, the Partnership’s noncontrolling interests represent noncontrolling ownership interests in joint ventures controlled by the Partnership through ownership or contractual arrangements. Balances attributable to these noncontrolling interests, including amounts previously included in prepaid expenses and other assets, were reclassified to become a separate component of partners’ capital as of all dates presented. Also, consolidated net income was reclassified to include the amounts attributable to the noncontrolling interests. These noncontrolling interests reported in partners' capital are not subject to any mandatory redemption requirements or other redemption features outside of the Partnership’s control that would result in presentation outside of permanent partners' capital.

d.	Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes significant estimates regarding impairments. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions. Management adjusts such estimates when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from those estimates and assumptions.

e.	Real Estate and Depreciation Methods
Land is carried at cost. Building and improvements, furniture, fixtures, and equipment, in‑place leases, and tenant improvements are stated at cost, less accumulated depreciation and amortization. The Partnership allocates the purchase price of newly acquired properties between net tangible and identifiable intangible assets. The primary intangible asset associated with an apartment or office building property acquisition is the value of the existing lease agreements. When allocating the purchase price to an acquired property, the Partnership allocates the purchase price to the estimated value of the land, building, and fixtures assuming the property is vacant and to the estimated intangible value of the existing lease agreements. In some circumstances, the Partnership engages real estate appraisal firms to provide market information and evaluations that are relevant to its purchase price allocations; however, the Partnership is ultimately responsible for the purchase price allocation. The Partnership estimates the intangible value of the lease agreements by determining the lost revenue associated with a hypothetical lease‑up. The Partnership expenses acquisition costs for investment property acquisitions to record the acquisition at its fair value. The Partnership depreciates the buildings and fixtures based on the expected useful life of the asset, which ranges from 27 to 45 years for the buildings and improvements and from 5 to 7 years for furniture, fixtures and equipment, using the straight line basis. The intangible value of the lease agreements is amortized over the average remaining life of the existing leases, which ranges from 3 to 24 months, using the straight line basis. This amortization is included in depreciation and amortization expense on the accompanying consolidated statements of operations. Improvements and betterments are capitalized when they extend the useful life of the asset. Expenditures for repairs and maintenance and acquisition costs are expensed as incurred.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The Partnership reviews long‑lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future cash flows, undiscounted and without interest, expected to be generated by the asset. In order to review the Partnership’s investment properties for recoverability, the Partnership considers current market conditions, as well as its intent with respect to holding or disposing of the asset. Fair value is determined through various valuation techniques; including discounted cash flow models, quoted market values and third party appraisals, where considered necessary. If the Partnership’s analysis indicates that the carrying value of the investment property is not recoverable on an undiscounted cash flow basis, the Partnership recognizes an impairment charge for the amount by which the carrying value exceeds the current estimated fair value of the real estate property. If the sum of the expected future cash flows (undiscounted and without interest) is less than the Partnership’s carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value. There were no impairment charges taken for the years ended December 31, 2013 and 2012.

f.	Acquisition of Real Estate
The fair value of real estate acquired, which includes the impact of fair value adjustments for assumed mortgage debt related to property acquisitions, is allocated to the acquired tangible assets, consisting of land, building and improvements and identified intangible assets and liabilities, consisting of the value of above‑market and below‑market leases and other value of in‑place leases based in each case on their fair values. The Partnership aggregates all identified intangible assets and liabilities and presents them net as a separate line item on the consolidated balance sheets. The weighted-average amortization period for all identified intangible assets and liabilities are 1 year or less. Acquisition costs are expensed as incurred in the accompanying consolidated statements of operations. Noncontrolling interests acquired are also recorded at estimated fair value.
The fair value of the tangible assets of an acquired property (which includes land, building and improvements and furniture, fixtures and equipment) is determined by valuing the property as if it were vacant, and the “as‑if‑vacant” value is then allocated to land and building and improvements based on management’s determination of relative fair values of these assets. In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above‑market and below‑market lease values are recorded based on the difference between the current in‑place lease rent and management’s estimate of current market rents. Below‑market lease intangibles are recorded as part of deferred revenue and amortized into rental revenue over the non-cancelable periods and bargain renewal periods of the respective leases. Above‑market leases are recorded as part of intangible assets and amortized as a direct charge against rental revenue over the non-cancelable portion of the respective leases.

g.	Deferred Loan Costs
Loan costs are capitalized and amortized using the effective interest method over the life of the related loan. The amortization is recorded as a component of interest expense.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

h.	Revenue Recognition
The Partnership primarily leases residential apartments to tenants under non-cancelable operating leases with terms ranging from 3 to 24 months. The Partnership also leases commercial space to tenants with lease terms extending to 2017. Rental income related to leases is recognized in the period earned over the lease term.
The following is a schedule by years of minimum future rentals on noncancelable commercial operating leases as of December 31, 2013.

Year ended December 31:
2014	$1,132,171
2015	368,908
2016	238,102
2017	127,592
2018	—
Total	$1,866,773
Other income consists of various tenant‑related charges and is recognized as revenue in the period in which the applicable charge is incurred.

i.	Accounts Receivable
Accounts receivable is included in prepaid insurance and other assets, net in the consolidated balance sheets. Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

j.	Cash Equivalents
The Partnership considers all highly liquid assets with original maturities of three months or less when acquired to be cash equivalents.

k.	Restricted Cash
At December 31, 2013 and 2012, restricted cash included $2,428,578 and $1,790,244, respectively, held in restricted accounts for building and tenant improvements, repairs, property taxes and insurance as required by lenders.

l.	Derivative Instruments
The Partnership enters into derivative contracts from time to time to manage interest rate risk and may do so in the future to facilitate asset/liability strategies. The Partnership has elected to not treat the derivative financial instruments as a hedge because this investment does not meet the strict hedge accounting requirements of Accounting Standards Codification (ASC) 815, Derivatives and Hedging. ASC 815 requires that all derivative investments be carried at fair value. Changes in fair value are recorded in earnings for each period. No derivatives were held as of December 31, 2013 and 2012.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

m.	Income Taxes
Under tax regulations in the United States of America, the Partnership itself is not subject to federal, state and local income taxes for tax purposes. Accordingly, federal, state and local income taxes have not been provided for in the accompanying consolidated financial statements. The Partners are responsible for reporting their allocable share of the Partnership’s income, gains, losses, deductions and credits in their individual tax returns. Partners’ capital accounts reflected in the accompanying consolidated financial statements differ from amounts reported in the Partnership’s federal income tax return because of differences between GAAP and federal income tax basis of accounting.

n.	Discontinued Operations
On May 1, 2013, the Lofton Place Apartments were sold for gross proceeds of $26,000,000 in a purchase for which the Partnership received approximately $5,600,000, less both closing costs and distributions to the noncontrolling interest. The results of operations are classified as discontinued operations for the years ended December 31, 2013 and 2012.
Total gross revenues and net income for Lofton Place Apartments were $1,039,753 and $134,671, respectively, for the year ended December 31, 2013 and $3,123,898 and $266,128, respectively for the year ended December 31, 2012.
On October 4, 2013, the Beechwood Garden Apartments were sold for gross proceeds of $13,000,000 in a purchase for which the Partnership received approximately $3,000,000, less both closing costs and distributions to the noncontrolling interest. The results of operations are classified as discontinued operations for the years ended December 31, 2013 and 2012.
Total gross revenues and net (loss) income for Beechwood Garden Apartments were $1,449,395 and $(90), respectively for the year ended December 31, 2013 and $1,870,395 and $157,059, respectively, for the year ended December 31, 2012.

o.	Reclassifications
Certain amounts included in the 2013 and 2012 consolidated financial statements have been reclassified to conform to the presentation of discontinued operations.

p.	Advisory Agreement and Related Party Transactions
Acquisition Fees: Pursuant to the terms of the Advisory Agreement, the Partnership will pay the Limited Partner acquisition fees in an amount equal to 1.5% of (1) the purchase price of a real property investment acquired directly; (2) the Partnership’s allocable cost of a property acquired in a joint venture or (3) with respect to real estate related investments, the funds advanced for such investment. The Partnership’s allocable cost of a joint venture investment is equal to the product of (i) the amount actually paid or allocated to the purchase, development, construction or improvement of properties by the joint venture, inclusive of expenses related thereto, and the amount of outstanding debt associated with such properties and the joint venture, and (ii) the Partnership’s percentage economic interest in the joint venture.
During the years ended December 31, 2013 and 2012, the Partnership paid the Limited Partner no acquisition fees.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Asset Management Fees: Pursuant to the terms of the Advisory Agreement, the Partnership will pay the Limited Partner on a monthly basis an asset management fee in an amount equal to one‑twelfth of 0.6% of (1) the purchase price of a real property investment acquired directly; (2) the Partnership’s allocable cost of a property acquired in a joint venture or (3) with respect to real estate related investments, the funds advanced for such investment. The Partnership’s allocable cost of a joint venture investment is calculated as set forth above under “Acquisition Fees.” The Limited Partner may elect, in its sole discretion, to defer (without interest) payment of the asset management fee in any month by providing the Limited Partner written notice of such deferral.
For each of the Partnership’s existing properties from the respective dates of acquisition through the period that the Partnership owns the properties, the Limited Partner has elected to receive a monthly asset management fee equal to one-twelfth of 0.3% of the Partnership’s allocable cost of the real property acquired in these joint ventures. The Limited Partner acknowledges that it has waived its right to receive any additional amounts due under the Advisory Agreement for such properties.
During the years ended December 31, 2013 and 2012, the Partnership paid the Limited Partner $464,076 and $489,180, respectively, for asset management fees earned.
The Partnership will not reimburse the Limited Partner for certain expenses, including, among other things as described in the Advisory Agreement, acquisition fees and asset management fees (Operating Expenses) that in the fiscal year then ended exceed the greater of 2% of Average Invested Assets (as defined in the Advisory Agreement) or 25% of net income (the 2%/25% Rule) for such year. The Partnership’s Average Invested Assets for any period are equal to the average book value of the Partnership’s assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period. Within 60 days after the end of each fiscal quarter, the Limited Partner will reimburse the Partnership for any amounts by which the Operating Expenses exceeded the 2%/25% Rule for the 12 months then ended, unless a majority of the General Partner’s Independent Directors determine, based on such unusual and non-recurring factors which they deem sufficient, that such excess was justified. Any such determination by the General Partner’s Independent Directors and the reasons supporting such determination shall be reflected in the minutes of the meetings of the General Partner’s Board of Directors. Within 60 days after the end of any fiscal quarter of the Partnership for which Operating Expenses (for the 12 months just ended) exceed the 2%/25% Rule, the Limited Partner shall send a written disclosure of such fact to the General Partner’s stockholders, together with an explanation of the factors the General Partner’s Independent Directors considered in arriving at the conclusion that such higher Operating Expenses were justified, if applicable.

q.	Fair Value of Financial Instruments
In evaluating fair value, GAAP outlines a valuation framework and creates a fair value hierarchy that distinguishes between market assumptions based on market data (observable inputs) and a reporting entity’s own assumptions about market data (unobservable inputs). The hierarchy ranks the quality and reliability of inputs used to determine fair value, which are then classified and disclosed in one of the three categories (or levels). Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs include quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, and model‑derived valuations whose inputs are observable. Level 3 includes model‑derived valuations with unobservable inputs.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The Partnership’s financial assets and liabilities are not carried at fair value, however the fair values of cash and cash equivalents, restricted cash, other assets, distributions payable and other liabilities approximate the carrying values due to the short‑term nature of these financial instruments. As of December 31, 2013, mortgages payable had an estimated fair value of approximately $152,240,577 compared to the carrying value of $145,382,924. As of December 31, 2012, mortgages payable had an estimated fair value of approximately $183,068,898 compared to the carrying value of $166,940,695. To determine fair value, the fixed rate debt is discounted at a rate based on an estimate of lending rates as of December 31, 2013 and 2012. The estimated fair values of the Partnership’s mortgages payable are considered level 2 within the fair value hierarchy.

r.	Environmental Matters
Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under such property as well as certain other potential costs relating to hazardous or toxic substances. These liabilities may include government fines and penalties and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of or disposal of such substances. As of December 31, 2013, the Partnership is not aware of any environmental matter that could have a material impact on the consolidated financial statements, other than matters discussed in Note 3.

s.	Recent Accounting Pronouncements
There were no recent accounting pronouncements.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(3)	Real Estate Investments
As of December 31, 2013, the Partnership held the following investments in real estate:

Multifamily Communities	Partnership Ownership %	Property	Year Built	Number of Units/Rentable Square Feet
Springhurst Housing Partners, LLC	70%	Champion Farms Apartments	2000	264 Units
Glenwood Housing Partners I, LLC	83%	Fieldstone Apartments	2001	266 Units
KC Pinehurst Associates, LLC	98%	Pinehurst Apartment Homes	1986 and 1988; renovated in 2006	146 Units
KC Pheasant Associates, LLC	98%	Pheasant Run Apartments	1985; renovated in 2003 and 2004	160 Units
KC Retreat Associates, LLC	98%	The Retreat Apartments	1984; renovated in 2004 and 2005	342 Units
Park Hill Partners I, LLC	49%	Hilltop Apartments	1986	124 Units
FPA/PRIP Conifer, LLC	43%	Conifer Crossing	1981	420 Units
Morgan Beechwood, LLC	82%	Beechwood Garden Apartments	1967; renovated in 2003 and 2004	160 Units
DT Stone Ridge, LLC	69%	Stone Ridge Apartments	1975	191 Units *
Coursey Place Sole Member, LLC	52%	Coursey Place Apartments	2003	352 Units
FP-1, LLC	90%	Pines of York Apartments	1976	248 Units
Office
FPA/PRIP Governor Park, LLC	48%	Two and Five Governor Park	1985 and 1989	22,470 Sq. Ft. and 53,048 Sq. Ft.
* - On March 6, 2013, a fire significantly damaged 12 units at Stone Ridge Apartments (“Stone Ridge”), or approximately 6% of the units, and accordingly, the Partnership wrote-off approximately $226,000 of building and improvements and has received insurance proceeds of approximately $428,000 and is included in restricted cash in the accompanying condensed consolidated balance sheet. This includes $202,000 of proceeds in excess of costs of building and improvements and such amount is included in other income in the accompanying condensed consolidated statements of operations. The Partnership’s loss related to the fire is expected to be limited to the $10,000 deductible under its property insurance policy. The Partnership has also received approximately $35,000 of insurance proceeds for business interruption and such amount is included in other income in the accompanying condensed consolidated statements of operations. In addition, the damaged units contained asbestos-containing materials (“ACMs”) and such ACMs have been removed pursuant to special guidelines and procedures. The property’s insurance policy contains a limit of $25,000 for the cost of removing ACMs and the cost for the removal of such ACMs was approximately $157,000. The damage to the building and improvements and the estimated cost of removal of the ACMs are reflected in property damage in the accompanying condensed consolidated statements of operations. In addition, on July 23, 2013, the City of Columbia notified the joint venture that owns the property that three of the fire damaged units are now located in a flood plain and cannot be rebuilt for occupants to inhabit. It is now expected that the three units will be rebuilt as nine garages, which should allow for rent increases for the nine units that will have dedicated garages.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

In connection with the Partnership's acquisition of its interest in Springhurst Housing Partners, LLC (Springhurst), Buckingham Springhurst, LLC was granted the right to require the Partnership to purchase up to an additional 20% ownership interest in Springhurst from Buckingham Springhurst, LLC upon the occurrence of certain events and the achievement of certain financial benchmarks at Champion Farms Apartments at a cost of $67,500 per 1% of ownership interest. As of December 31, 2013, the Partnership has not been required to purchase additional interests in Springhurst by Buckingham Springhurst, LLC.
In connection with the Partnership’s acquisition of its interest in Glenwood Housing Partners I, LLC (Glenwood), Shiloh Crossing Partners II, LLC (Shiloh II) was granted the right to require the Partnership to purchase up to an additional 25% ownership interest in Glenwood from Shiloh II upon the occurrence of certain events and the achievement of certain financial benchmarks at Fieldstone Apartments at a cost of $62,500 per 1% of ownership interest. On July 1, 2008, the Partnership purchased an additional 18% interest in Glenwood from Shiloh II for $1,125,000. The Partnership now holds an 83% ownership interest in Glenwood. Since July 1, 2008, the Partnership has not been required to purchase additional interest in Glenwood.
Also in connection with the Partnership’s initial acquisition of its interest in Glenwood, a wholly owned subsidiary of the Partnership, PRIP 10637, LLC, entered into a Phase II Option Agreement (Option Agreement) with Glenwood Housing Partners II, LLC, an Indiana limited liability company (Glenwood II). Glenwood II owns a parcel of land adjacent to Fieldstone Apartments upon which it may construct 88 apartment units with an aggregate of 97,640 square feet of rentable space to be leased, managed and operated as Phase II of the Fieldstone Apartments. The Option Agreement grants PRIP 10637, LLC an ongoing option to purchase at least a 70% but not more than 90% beneficial ownership interest in Glenwood II or any affiliated entity that owns the parcel and developments thereon. PRIP 10637, LLC may exercise the option at any time after the completion of development and stabilization of the project. If exercised, the purchase price for the option interest will be determined by a formula that utilizes market-rate variables as of that future date. As of December 31, 2013, the option has not been exercised.
The operating agreements for both Springhurst and Glenwood provide that the Partnership will receive priority in distributions of operating cash flow until it has received at least 8.25% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 8.25% on their invested equity. Thereafter, operating cash flow will be distributed 50% to the Partnership and 50% to its co-venture partners. The operating agreements for both Springhurst and Glenwood also provide for priority distributions of sale proceeds, if any. First, the Partnership will receive a priority distribution equal to a return of its invested capital. Second, its co-venture partners will receive a distribution equal to their invested capital. Third, the Partnership will receive an amount that when added to all distributions of cash flow made to the Partnership during the life of its investment, is sufficient to generate an 11.5% internal rate of return on its invested capital (IRR). Fourth, the Partnership’s co-venture partners will receive an amount, that when added to all distributions of cash flow made to its co-venture partners during the life of their investment, is sufficient to generate an IRR of 11.5%. Fifth, any further sales proceeds will be distributed 50% to the Partnership and 50% to its co-venture partners.
The operating agreements for both KC Pinehurst Associates, LLC (KC Pinehurst) and KC Pheasant Associates, LLC (KC Pheasant) provide that the Partnership will receive priority in distributions of operating cash flow until it has received at least 9.0% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 9.0% on their invested equity. Thereafter, operating cash flow will be distributed 75% to the Partnership and 25% to its co-venture partners. The operating agreements for both KC Pinehurst and KC Pheasant also provide for priority distributions of sale proceeds, if any. First, the Partnership will receive a priority distribution equal to a return of its invested capital plus an amount that when added to all distributions of cash flow made to the Partnership during the life of its investment, is sufficient to generate an IRR of 12.0%. Second, the Partnership’s co-venture partners will receive distributions that when added to all distributions of cash flow made to its co-venture partners during the life of their investment, is

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

sufficient to generate an IRR of 12.0%. Third, any further sales proceeds will be distributed 50% to the Partnership and 50% to its co-venture partners.
The operating agreement for KC Retreat Associates, LLC (KC Retreat) provides that the Partnership will receive priority in distributions of operating cash flow until it has received at least 12.0% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 12.0% on their invested equity. Thereafter, operating cash flow will be distributed 50% to the Partnership and 50% to its co-venture partners. The operating agreement for KC Retreat also provides for priority distributions of sale proceeds, if any. First, the Partnership will receive a priority distribution equal to a return of its invested capital plus an amount that when added to all distributions of cash flow made to the Partnership during the life of its investment, is sufficient to generate an IRR of 12.0%. Second, the Partnership’s co-venture partners will receive distributions that when added to all distributions of cash flow made to its co-venture partners during the life of their investment, is sufficient to generate an IRR of 12.0%. Third, any further sales proceeds will be distributed 50% to the Partnership and 50% to its co-venture partners.
The operating agreement for Park Hill Partners I, LLC (Park Hill) provides that the Partnership will receive priority in distributions of operating cash flow until it has received at least 12.0% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 12.0% on their invested equity. Thereafter, operating cash flow will be distributed 49% to the Partnership and 51% to its co-venture partners. The operating agreement for Park Hill Partners also provides for priority distributions of sale proceeds, if any. First, the Partnership will receive a priority distribution equal to a return of its invested capital plus an amount that when added to all distributions of cash flow made to the Partnership during the life of its investment, is sufficient to generate an IRR of 12.0%. Second, the Partnership’s co-venture partners will receive distributions that when added to all distributions of cash flow made to the co-venture partners during the life of their investment, is sufficient to generate an IRR of 12.0%. Third, any further sales proceeds will be distributed 49% to the Partnership and 51% to its co-venture partners.
The operating agreement for FPA/PRIP Conifer, LLC (FPA/PRIP Conifer) provides that the Partnership will receive priority in distributions of operating cash flow until the Partnership has received at least 8.5% on its invested equity, after which the Partnership’s co-venture partner will receive distributions until the co-venture partner has reached the same 8.5% on its invested equity. If the Partnership’s pro rata distribution exceeds 9.0% in a calendar year, the Partnership will share 20% of its excess distributions with its co-venture partner as a cash flow bonus. The operating agreement also provides for distributions of sale proceeds, if any. First, the Partnership and the co-venture partner will receive a 100% return of the Partnership’s equity investments. Second, the Partnership and the co-venture partner will receive pro rata distributions until the Partnership and the co-venture partner each have received an IRR of 12.0%. Third, the Partnership will share its pro rata portion of fifty percent of the remaining distributions with the co-venture partner and the co-venture partner will receive all of the other fifty percent of the remaining distributions as incentive compensation. The operating agreement for FPA/PRIP Governor Park, LLC (FPA/PRIP Governor Park) provides that the Partnership’s investment will be treated as preferred equity, and the Partnership will receive a priority preferred return of 9.0% on its invested equity and a fixed, priority IRR of 15.0% upon a capital event.
The operating agreement for Morgan Beechwood, LLC (Morgan Beechwood) provides that the Partnership’s investment will be treated as preferred equity, and the Partnership will receive a priority preferred return of 10.0% per year on its invested equity. Next, its co-venture partner will receive a 10.0% pro rata return per year on its invested equity. Third, cash flow distributions will be split pro rata in accordance with the ownership interest. Upon a capital event, distributions will first be split pro rata in accordance with each member’s ownership interest until each member has received its initial investment back. Next, distributions will be split pro rata between the members until each of the members has received a 12.0% return annually. Thereafter, distributions will be split 50.0% to the Partnership and 50.0% to its co-venture partner.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The operating agreement for DT Stone Ridge, LLC provides that the Partnership’s investment will be treated as preferred equity, and the Partnership will receive a priority preferred return of 12.0% per year on its invested equity. Next, its co-venture partner will receive a 5.0% pro rata return per year on its invested capital. Third, the Partnership will receive an incremental return of 3% per year until it receives a 15% total annual return on its invested capital, inclusive of the priority preferred return. Finally, cash flow distributions will be split 50% to the Partnership and 50% to its co-venture partner. Upon a capital event, residual proceeds will first be distributed to the Partnership as a return of equity. Next, proceeds will be distributed to the Partnership until it achieves an IRR of 15%. Third, proceeds will be distributed to the Partnership to satisfy its yield maintenance amount, which is a fixed dollar sum equal to the total amount the Partnership would have received if its investment remained outstanding for five years. Finally, after the yield maintenance amount is reduced to zero, 100% of all remaining proceeds will be distributed to the co-venture partner.
The operating agreement for Coursey Place Sole Member, LLC provides for two classes of equity referred to as Class A equity and Class B equity. The Partnership’s investment will be treated as Class A preferred equity, and the Partnership will receive a priority preferred return of 10.0% per year on its invested equity. Next, its co-venture partner will receive a 10.0% pro rata return per year on its invested capital, which is comprised of Class A and Class B equity. Remaining distributions from annual operating cash flow will be split in proportion to each member’s capital contributions. Upon a capital event, distributions will first be made, pro rata, as a return of the Class A equity. Next, proceeds will be distributed until each member achieves an IRR of 15% on the Class A equity. Third, proceeds will be distributed to the Class A equity to satisfy the yield maintenance amount, which is a fixed dollar sum approximately equal to the total amount the Class A equity holders would have received if these investments remained outstanding for four years. Finally, distributions will be made to the Class B Equity until it has achieved an IRR of 15%. Finally, 100% of the remaining proceeds will be distributed 30% to the Partnership and 70% to its co-venture partner.
The operating agreement for FP‑1, LLC provides that the Partnership’s investment will be treated as preferred equity, and the Partnership will receive a priority preferred return of 10.0% per year on its invested equity. Next, its co-venture partner will receive a 10.0% pro rata return per year on its invested equity. Remaining distributions from annual operating cash flow will be split in proportion to each member’s equity interest. Upon a capital event, distributions will first be made pro rata to each member as a return of invested capital. Next, proceeds will be distributed until the co-venture partner achieves an IRR equal to the Partnership’s IRR. Third, the proceeds will be distributed pro rata until each member achieves an IRR of 12%. Fourth, proceeds will be distributed 80% to the Partnership and 20% to the co-venture partner until the Partnership has achieved an IRR of 15%. Finally, any remaining proceeds will be split equally between the members.
The Partnership consolidates Morgan Beechwood, FPA/PRIP Governor Park, FPA/PRIP Conifer, Park Hill Partners, KC Retreat, KC Pheasant, Springhurst, Glenwood, DT Stone Ridge, Coursey Place Sole Member and FP-1.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The following table summarizes certain information related to the Partnerships land and buildings and improvements as of December 31, 2013:

			Costs capitalized subsequent to
	Initial cost		acquisition and disposals			Total costs
		Building		Building			Building
	Land	and	Land	and		Land	and	Accumulated
Property	acquired	improvements	additions	improvements	Disposals	acquired	improvements	depreciation	Year built

Champion Farms Apartments	$2,335,545	$17,856,281	$—	$97,657	$—	$2,335,545	$17,953,938	$(3,031,610)	2000

Fieldstone Apartments	1,446,033	18,548,780	78,750	3,203,524	(1,520,284)	1,524,783	20,232,020	(2,906,815)	2001

Pinehurst Apartments Homes	1,230,000	5,865,966	—	—	—	1,230,000	5,865,966	(1,153,368)	1986

Pheasant Run Apartments	1,120,000	7,393,945	—	155,798	—	1,120,000	7,549,743	(1,475,319)	1985

Retreat Apartments	1,860,000	13,913,549	—	298,966	—	1,860,000	14,212,515	(3,157,557)	1984

Hilltop Apartments	430,000	4,475,196	—	42,738	—	430,000	4,517,934	(742,883)	1986

Conifer Apartments	13,721,349	17,154,149	—	6,311,567	—	13,721,349	23,465,716	(3,406,890)	1981

Two and Five Governor Park	5,099,027	8,107,703	—	875,494	—	5,099,027	8,983,197	(1,272,305)	1985 & 1989

Lofton Place Apartments	3,600,000	11,464,057	—	332,964	(15,397,021)	—	—	—	1988

Beechwood Gardens Apartments	2,089,396	8,160,604	—	—	(10,250,000)	—	—	—	1967

Stone Ridge Apartments	1,760,048	3,294,519	—	795,826	(670,088)	1,760,048	3,420,257	(407,987)	1975

Coursey Place Apartments	3,876,495	33,250,599	—	222,473	—	3,876,495	33,473,072	(2,376,475)	2003

Pines of York Apartments	4,939,434	14,016,511	—	915,526	—	4,939,434	14,932,037	(1,360,338)	1976
	$43,507,327	$163,501,859	$78,750	$13,252,533	$(27,837,393)	$37,896,681	$154,606,395	$(21,291,547)

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The aggregate cost of the Partnership's land and buildings and improvements for federal income tax purposes is approximately $192,503,076 (unaudited) as of December 31, 2013 and $217,488,705 (unaudited) as of December 31, 2012.

The following table reconciles the historical cost of the Partnership's land and buildings and improvements from January 1 to December 31, 2013 and 2012:

	2013	2012
Balance, beginning of year	$217,488,705	$215,538,643
Acquisitions	—	—
Building additions and improvements	1,331,480	1,950,062
Disposals	(26,317,109)	—
Balance, end of year	$192,503,076	$217,488,705

The following table reconciles accumulated depreciation related to the Partnership's buildings and improvements from January 1 to December 31, 2013 and 2012:

	2013	2012
Balance, beginning of year	$19,363,212	$13,708,906
Depreciation expense	1,928,335	5,654,306
Balance, end of year	$21,291,547	$19,363,212

Depreciation of buildings and improvements reflected in the statements of operations is calculated over the estimated lives of the buildings and improvements of 27 to 45 years.

The following reconciles in-place leases, net from January 1 to December 31, 2012. The balance for in-place leases remained zero following December 31, 2012.

2012
Balance, beginning of year	$315,916
In-place lease additions	—
Amortization expense	(315,916)
Balance, end of year	$—

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(4) Mortgages Payable
As of December 31, 2013 and 2012, mortgages payable consist of the following:

	2013	2012
Mortgage loan payable—interest only at a fixed rate of 6.14% payable monthly until the loan matures on July 1, 2016, secured by Champion Farms Apartments property (1)	$16,350,000	$16,350,000
Mortgage loan payable—principal and interest at 6.05% payable monthly until the loan matures on July 1, 2014, secured by the Fieldstone Apartments property (1)	16,034,745	16,237,883
Mortgage loan payable—principal and interest at 5.58% payable monthly until the loan matures January 1, 2016, secured by the Pinehurst Apartment Homes property (2)	4,307,508	4,397,847
Mortgage loan payable—interest only at 5.95% payable monthly until the loan matures on October 1, 2017, secured by the Pheasant Run Apartments property (3)	6,250,000	6,250,000
Mortgage loan payable—interest only at 5.58% payable monthly until February 1, 2013, after which principal and interest are due until the loan matures on February 1, 2018, secured by the Retreat Apartments property (4)	13,456,569	13,600,000
Mortgage loan payable—interest only at 5.81% payable monthly until December 1, 2012, after which principal and interest are due until the loan matures on December 1, 2017, secured by the Hilltop Apartments property (5)	4,199,424	4,250,000
Mortgage loan payable—principal and interest at 5.96% payable monthly until the loan matures on September 1, 2015, secured by the Conifer Crossing property (6)	27,930,432	28,286,958
Mortgage loan payable—principal and interest at 4.78% payable monthly until the loan matures June 1, 2022, secured by the Two and Five Governor Park properties(7)	12,711,232	12,906,645
Mortgage loan payable—principal and interest at 5.66% payable monthly until the loan matures on October 1, 2019, secured by the Lofton Place Apartments property (8)	—	11,829,555
Mortgage loan payable—interest only at 5.49% payable monthly until February 1, 2012, after which principal and interest are due until the loan matures on January 1, 2020, secured by the Beechwood Gardens Apartments property (9)	—	8,560,807
Mortgage loan payable—interest only at a fixed rate of 5.07% payable monthly until the loan matures on August 1, 2021, secured by Coursey Place Apartments property (10)	28,372,014	28,500,000
Mortgage loan payable—interest only at 4.46% payable monthly until January 1, 2014, after which principal and interest are due until the loan matures on December 1, 2021, secured by the Pines of York Apartments property (11)	15,771,000	15,771,000
	$145,382,924	$166,940,695

(1)
In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(2)
The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (a) one percent of the outstanding balance or (b) an amount calculated pursuant to a formula based on the remaining life of the loan and then‑current interest rates. In addition, the loan is guaranteed by James E. Lippert, an affiliate of JTL Holdings, LLC and JTL Asset Management, Inc., pursuant to a guaranty dated September 13, 2007, but only upon the occurrence of certain limited events.

(3)
Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until October 1, 2018 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (a) one percent of the outstanding balance or (b) an amount calculated pursuant to a formula based on the remaining life of the loan and then‑current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the promissory note will be due and payable.

(4)
Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until February 1, 2019 with an adjustable interest rate based on the Freddie Mac Reference Bill Index. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (a) one percent of the outstanding balance or (b) an amount calculated pursuant to a formula based on the remaining life of the loan and then‑current interest rates. The loan is secured by a multifamily mortgage on the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement. In addition, the loan is guaranteed by James E. Lippert, but only upon the occurrence of certain limited events.

(5)
Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until December 1, 2018 with an adjustable interest rate based on the Freddie Mac Reference Bill Index. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (a) one percent of the outstanding balance or (b) an amount calculated pursuant to a formula based on the remaining life of the loan and then‑current interest rates. The loan is secured by a multifamily mortgage on the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement. In addition, the loan is guaranteed by James E. Lippert, but only upon the occurrence of certain limited events.

(6)
Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until September 1, 2016 with an adjustable interest rate based on the Freddie Mac Reference Bill Index. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (a) one percent of the outstanding balance or (b) an amount calculated pursuant to a formula based on the remaining life of the loan and then‑current interest rates. The loan is secured by a multifamily mortgage on the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement. In addition, the loan is guaranteed by Gregory A. Fowler, a management committee representative of FPA Conifer Investors, LLC, but only upon the occurrence of certain limited events.

(7)
On June 1, 2012, the previous loan that was due to expire on December 19, 2012 was replaced with a new 10 year loan of $13,000,000 and the new loan will mature on June 1, 2022. In connection with the loan refinancing, the Partnership paid loan fees and other costs of $188,578. The loan is generally prepayable subject to a prepayment premium based on the remaining amount of the loan and then‑current interest rates. The loan is secured by a mortgage on the property pursuant to a Deed of Trust and Assignment of Rents and Leases and Security Agreement. In addition, the loan is guaranteed by Gregory A. Fowler but only upon the occurrence of certain limited events.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(8)
Assuming no event of default, the loan will mature on October 1, 2019. The loan may be prepaid or defeased during the loan term, subject to certain conditions and limitations. The determination as to prepayment or defeasance is based on actions of the lender with regard to securitizing the loan, which actions are beyond the Partnership’s control. The borrower possesses the right to prepay the loan, in total but not in part, only if the note is (i) not assigned to a Real Estate Mortgage Investment Conduit (REMIC) trust; or (ii) if the note is assigned to a REMIC trust on or after October 1, 2010. If the loan is prepayable, it shall be subject to a yield maintenance penalty equal to the greater of (a) one percent of the outstanding balance, or (b) an amount calculated pursuant to a formula based on the remaining life of the loan and then‑current interest rates. The loan is secured by a mortgage on the property pursuant to a Multifamily Mortgage, Assignment of Rents and Security Agreement. In addition, the loan is guaranteed by Charles M. Thompson, but only upon the occurrence of certain limited events.

(9)
Assuming no event of default, the loan will mature on January 1, 2020. The loan may be prepaid or defeased during the loan term, subject to certain conditions and limitations. The determination as to prepayment or defeasance is based on actions of the lender with regard to securitizing the loan, which actions are beyond the Partnership’s control. The borrower possesses the right to prepay the loan, in total but not in part, only if the Note is not assigned to a REMIC trust. If the loan is prepayable, it shall be subject to a yield maintenance penalty equal to the greater of (a) one percent of the outstanding balance, or (b) an amount calculated pursuant to a formula based on the remaining life of the loan and then‑current interest rates. The loan is secured by a mortgage on the property pursuant to a Multifamily Mortgage, Assignment of Rents and Security Agreement. In addition, the loan is guaranteed, jointly and severally, by Herbert Morgan, Robert C. Morgan and Robert J. Moser, but only upon the occurrence of certain limited events.

(10)
The loan will mature on August 1, 2021. Except if the loan is assigned to a REMIC trust, the loan is generally prepayable subject to a prepayment premium based on the remaining amount of the loan and then‑current interest rates. In addition, the loan is guaranteed by Charles M. Thompson, an affiliate of ERES Coursey not otherwise affiliated with the Partnership, but only upon the occurrence of certain limited events.

(11)
The loan is interest only for first two years and then commences amortization of principal and interest on 30‑year schedule thereafter and will mature on December 1, 2021. Except if the loan is assigned to a REMIC trust, the loan is generally prepayable subject to a prepayment premium based on the remaining amount of the loan and then‑current interest rates. The loan is secured by a mortgage on the property pursuant to a Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, effective as of November 15, 2011. In addition, the loan is separately guaranteed by David C. Falk and Wendy C. Drucker, but only upon the occurrence of certain limited events. David C. Falk and Wendy C. Drucker are principals of Drucker & Falk. The Multifamily Note and Security Instrument were assigned to Freddie Mac pursuant to an Assignment of Security Instrument, dated November 15, 2011.

The loan agreements contain various covenants, which among other things, limit the ability of the borrower to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer their interest in the property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross‑defaults to certain other agreements with respect to the property and bankruptcy‑related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan agreement will become immediately due and payable. As of December 31, 2013 and 2012, the Partnership was in compliance with its debt covenants.

(Continued)

PALADIN REALTY INCOME PROPERTIES, L.P. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

(5)	Reliance on the Limited Partner
The Partnership is reliant on the Limited Partner to support its activities currently because of its small size. While the Partnership's reliance on the Limited Partner to finance its operations has been reduced, the Partnership has required, and may continue to require, advances from and deferrals of fees otherwise payable to the Limited Partner.

(6)	Commitments and Contingencies
The nature of the Partnership's operations exposes it to the risk of claims and litigation in the normal course of its business. Although the outcome of such matters cannot be determined, management believes the ultimate resolution of these matters will not have a material effect on the condensed consolidated balance sheets, results of operations, or cash flows of the Partnership.
Our costs associated with complying with the Americans with Disabilities Act may reduce our cash      for distributions.
Our real property investments may be subject to the Americans with Disabilities Act of 1990, as amended (the “ADA”). Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will be required to comply with the ADA and our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to our stockholders. Champion Farms Apartments is currently subject to a complaint relating to ADA violations. We believe these claims are without merit and will vigorously defend against this action.

(7)	Subsequent Events
Management has evaluated subsequent events through March 31, 2014, the date the consolidated financial statements were available to be issued.
On January 28, 2014, the General Partner and the Partnership completed the Merger with Resource OP and Merger Sub. The consideration received by the Partnership was $51,200,000, exclusive of transaction costs. The transaction did not include the Partnership's rights and obligations with respect to the joint venture that owned the Beechwood Gardens Apartments, as such property was sold to a third-party prior to the closing of the Merger.

(Continued)